EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-163113 on Form S-3 of our report relating to the consolidated financial statements and financial statement schedule of Cogdell Spencer Inc. and subsidiaries, dated March 16, 2010 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company changing its method of accounting for noncontrolling interests on January 1, 2009, and retrospectively adjusting all periods presented in the consolidated financial statements) and our report relating to the effectiveness of Cogdell Spencer Inc.’s internal control over financial reporting, dated March 16, 2010, both appearing in the Annual Report on Form 10-K of Cogdell Spencer Inc. for the year ended December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
McLean, Virginia
March 26, 2010